EXIDE ELECTRONICS GROUP, INC.
                 STATEMENT OF COMPUTATION OF PER SHARE EARNINGS
                     (in thousands, except per share data)

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EXHIBIT 11

PRIMARY
                                                       Three Months Ended        Six Months Ended
                                                            March 31,                March 31,
                                                       ------------------       ------------------
                                                         1996       1995          1996       1995
                                                         ----       ----          ----       ----

Net loss                                               $(8,991)   $(2,574)      $(8,578)   $  (325)
Preferred stock dividends and accretion                     67        197            67        395
                                                           ---        ---           ---        ---
Net loss applicable to common shareholders             $(9,058)   $(2,771)      $(8,645)   $  (720)
                                                       =======    =======       =======    =======
Net loss per common and equivalent share               $ (0.97)   $ (0.36)      $ (0.93)   $ (0.09)
                                                       =======    =======       =======    =======
Primary Share Base:

Weighted average number of common shares
   outstanding                                           9,313      7,758         9,272      7,726
Weighted average number of common
   stock equivalents                                         -          -             -          -
                                                           ---        ---           ---        ---
Weighted average number of common and
   equivalent shares outstanding                         9,313      7,758         9,272      7,726
                                                         =====      =====         =====      =====

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FULLY DILUTED(1)
                                                        Three Months Ended        Six Months Ended
                                                             March 31,                March 31,
                                                        ------------------       ------------------
                                                         1996        1995         1996        1995
                                                         ----        ----         ----        ----

Net income                                             $(8,991)   $(2,574)      $(8,578)   $  (325)
Add interest on convertible notes, net of taxes              -        188             -        377
                                                           ---        ---           ---        ---
Net income applicable to common shareholders           $(8,991)   $(2,386)      $(8,578)   $    52
                                                       =======    =======       =======    =======
 Income per common and equivalent share                $ (0.94)   $ (0.25)      $ (0.89)   $  0.01
                                                       =======    =======       =======    =======
Fully Diluted Share Base:

Number of common shares outstanding,
   end of period                                         9,313      7,765         9,424      7,770
Assumed conversion of preferred stock and
   convertible notes                                       198      1,735            98      1,735
Weighted average number of common
   stock equivalents                                        38          -           158        125
                                                           ---        ---           ---        ---
Weighted average number of common and
   equivalent shares outstanding                         9,549      9,500         9,680      9,630
                                                         =====      =====         =====      =====
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 (1) This calculation is submitted in accordance with Regulation S-K item
     601 (b)(11), although it is contrary to APB Opinion No. 15 because it includes the conversion of all convertible securities, even though the conversion of certain of these securities produces an anti-dilutive effect of fully diluted earnings per share.